FIRST AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 10th day of July, 2008, by and among RICHARD MERUELO AS TRUSTEE OF THE RICHARD MERUELO LIVING TRUST U/D/T DATED SEPTEMBER 15, 1989, a trust established under the laws of the State of California (the “Trust”), MERCO GROUP-ROOSEVELT BUILDING, LLC, a California limited liability company (“Merco”; Merco and Trust are hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), RICHARD MERUELO, a resident of the State of Florida (“Richard Meruelo”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent for the Banks (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrowers, Agent and KeyBank entered into that certain Loan Agreement dated as of January 30, 2007 (the “Loan Agreement”); and

WHEREAS, Borrowers and Richard Meruelo have requested that the Agent and KeyBank make certain modifications to the terms of the Loan Agreement; and

WHEREAS, the Agent and KeyBank have agreed to make such modifications subject to the execution and delivery by Borrowers and Richard Meruelo of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions.  All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

2. Modification of the Loan Agreement.  Borrowers, Richard Meruelo, KeyBank and Agent do hereby modify and amend the Loan Agreement as follows:

(a) By deleting in its entirety the definition of “Acknowledgment” appearing in §1.1 of the Loan Agreement, and inserting in lieu thereof the following:

“Acknowledgment.  Collectively, (i) that certain Acknowledgment dated as of January 30, 2007 executed by MMPI in favor of Agent, and (ii) that certain Acknowledgment dated as of July 10, 2008 executed by South Alameda in favor of Agent.”

(b) By deleting in its entirety the definition of “Assignment of Interests” appearing in §1.1 of the Loan Agreement, and inserting in lieu thereof the following:

“Assignment of Interests.  Collectively, (i) those certain Assignments of Interests dated as of January 30, 2007 by each Borrower in favor of Agent, and (ii) that certain Assignment of Interests dated as of July 10, 2008 from Homero Meruelo and Belinda Meruelo in favor of Agent.”

(c) By deleting in its entirety the definition of “Change of Control” appearing in §1.1 of the Loan Agreement, and inserting in lieu thereof the following:

“Change of Control.  A Change of Control shall exist in the event that Richard Meruelo shall fail to own at least eighty (80%) economic, voting and other beneficial interests in Merco free of any lien, encumbrance or other adverse claim, shall fail to be the sole manager of Merco, or shall fail to control the management and policies of Merco.”

(d) By deleting in its entirety the definition of “Collateral” appearing in §1.1 of the Loan Agreement, and inserting in lieu thereof the following:

“Collateral. All of the property rights and interests of the Borrowers, Guarantor, Homero Meruelo, an individual resident of the State of Florida, and Belinda Meruelo, an individual resident of the State of Florida, that are subject to the security interests and liens created by the Security Documents.”

(e) By deleting in its entirety the definition of “Guarantor” appearing in §1.1 of the Loan Agreement, and inserting in lieu thereof the following:

“Guarantor.  Richard Meruelo and South Alameda, individually or collectively, as the case may be.”

(f) By deleting in its entirety the definition of “Guaranty” appearing in §1.1 of the Loan Agreement, and inserting in lieu thereof the following:

“Guaranty.  Collectively, (i) the Unconditional Guaranty of Payment and Performance dated as of January 30, 2007 made by Richard Meruelo in favor of the Agent and the Banks, and (ii) the Unconditional Guaranty of Payment and Performance dated as of July 10, 2008 made by South Alameda in favor of Agent and the Banks.”

(g) By deleting in its entirety the definition of “Maturity Date” appearing in §1.1 of the Loan Agreement, and inserting in lieu thereof the following:

“Maturity Date.  September 30, 2008, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.”

(h) By adding the following at the end of the definition of “Market Value” appearing in §1.1  of the Loan Agreement:

“; provided, however, that the computation of Market Value shall also take into account any stock splits or reverse splits, or shares issued in connection with dividends or other similar transactions, undertaken by MMPI after the date of this Agreement.  For example, if the Market Value as of the date of purchase of MMPI common stock is $5.00 per share and MMPI subsequently executes a 2:1 reverse stock split as to shares of its common stock such that the trading price of such shares increases by 100%, the Market Value measurement set forth herein shall divide such trading price by two to account for such reverse split.”

(i) By inserting the following definition of “Richard Meruelo” in §1.1 of the Loan Agreement, as follows:

“Richard Meruelo.  Richard Meruelo, a resident of the State of Florida.”

(j) By inserting the following definition of “South Alameda” in §1.1 of the Loan Agreement, as follows:

“South Alameda.  333 South Alameda Corporation, a Florida corporation.”

(k) By inserting the following definition of “South Alameda Contract” in §1.1 of the Loan Agreement, as follows:

“South Alameda Contract.  That certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated March 13, 2008 between MMPI and Berdan Holdings, LLC, as amended and reinstated by Amendment and Reinstatement of Purchase and Sale Agreement dated June 27, 2008 between Meruelo Maddux - 2000 San Fernando Road LLC (as seller) and Berdan Holdings, LLC (as buyer), pursuant to which Berdan Holdings, LLC has agreed to purchase the South Alameda Property, and any attachments, schedules or exhibits thereto, as such purchase and sale agreement may be modified or amended from time to time, or any other agreement pursuant to which South Alameda shall hereafter agree to sell the South Alameda Property.”

(l) By inserting the following definition of “South Alameda Indebtedness” in to §1.1 of the Loan Agreement, as follows:

(m) “South Alameda Indebtedness” means any Indebtedness secured by a Lien encumbering the South Alameda Property.” By inserting the following definition of “South Alameda Property” in §1.1 of the Loan Agreement, as follows:

“South Alameda Property.  The property located at 2000 North San Fernando Road, Los Angeles, California.”

(n) By inserting the following definition of “South Alameda Transaction” in §1.1 of the Loan Agreement, as follows:

“South Alameda Transaction.  The transaction pursuant to which South Alameda acquired the South Alameda Property from a subsidiary of MMPI.”

(o) By deleting §2.5(a) of the Loan Agreement in its entirety, and inserting in lieu thereof the following new §2.5(a):

“(a)           Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid at the per annum rate equal to the sum of the Base Rate plus one percent (1.00%).”

(p) By deleting § 2.9 of the Loan Agreement, and inserting in lieu thereof the following:

                      “§2.9.                      Extension of Maturity Date.  The Borrowers shall have the one-time right and option to extend the Maturity Date to October 31, 2008, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(i)
Extension Request.  The Borrowers shall deliver written notice of such request (the “Extension Request”) to the Agent not later than the date which is ten (10) days prior to the Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrowers.

(ii)
Payment of Extension Fee.  The Borrowers shall pay to the Agent for the pro rata accounts of the Banks in accordance with their respective Commitments an extension fee in an amount equal to twenty-five (25) basis points on the Outstanding principal balance of the Loans as of the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(iii)
Principal Reduction.  The Borrowers shall have paid to the Agent on or before the Maturity Date, for the pro rata accounts of the Banks in accordance with their respective Commitments, the sum of $15,000,000, to be applied by Agent against the outstanding principal balance of the Loans; provided, however, that no such payment shall have been made by sale or other disposition of the Collateral (other than the South Alameda Property).

(iv)	No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(v)
Representations and Warranties.  The representations and warranties made by the Borrowers and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrowers and the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) except to the extent such representations and warranties expressly relate to an earlier date.

(vi)
Pledged Stock.  There is an effective Registration Statement covering the resale of the Pledged Stock and all blue sky filings required for the resell of the Pledged Stock have been made and are effective.”

(q) By deleting §3.2 of the Loan Agreement in its entirety.

(r) By deleting §4.16 of the Loan Agreement in its entirety, and inserting in lieu thereof the following new §4.16:

“§4.16     Representative of Borrowers.  Each of Borrowers hereby appoints Richard Meruelo as its agent, attorney in fact and representative for the purpose of making Requests for Loans, Conversion Requests, payment and prepayment of Loans, the giving and receipt of notices by and to Borrowers under this Agreement and all other purposes incidental to any of the foregoing.  Each Borrower agrees that any action taken by Richard Meruelo as the agent, attorney-in fact and representative of such Borrower shall be binding on such Borrower to the same extent as if directly taken by such Borrower.”

(s) By deleting §6.1(a) of the Loan Agreement in its entirety, and inserting in lieu thereof the following new §6.1(a):

“(a)           Incorporation; Good Standing, Etc.  Merco is a California limited liability company duly organized pursuant to its operating agreement and articles of organization and amendments thereto filed with the Secretary of the State of California and is validly existing and in good standing under the laws of the State of Delaware.  The Trust is a trust duly organized pursuant to its trust agreement and is validly existing and in good standing under the laws of the State of California.  Richard Meruelo is a resident of the State of Florida, residing at 9540 Journeys End Road, Coral Gables, Florida  33156.  Richard Meruelo maintains an office in California at 761 Terminal Street, Los Angeles, California  90021.  South Alameda is corporation duly organized pursuant to its bylaws and articles of incorporation and amendments thereto filed with the Secretary of State of the State of Florida and is validly existing and in good standing under the laws of the State of California.  Each Borrower and Guarantor (i) has all requisite power to own its properties and interests and conduct its business as now conducted and as presently contemplated, and (ii)  is in good standing as a foreign entity and is duly authorized to do business in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.”

(t) By deleting §7.2 of the Loan Agreement in its entirety, and inserting in lieu thereof the following new §7.2:

“§7.2       Maintenance of Office.  Each Borrower and South Alameda will maintain its chief executive office at 761 Terminal Street, Building 1, 2nd Floor, Los Angeles, California  90021, or at such other place in the United States of America as such Borrower and South Alameda shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents may be given or made.  Richard Meruelo will maintain its residence at 9540 Journeys End Road, Coral Gables, Florida  33156, or at such other place in the United States of America as Richard Meruelo shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Richard Meruelo in respect of the Loan Documents may be given or made.”

(u) By adding the following as a new Section 7.16 to the Loan Agreement:

“7.16 Reinstatement of Refunded Payments.  If, for any reason, any payment to Lender of any of the Obligations is required to be refunded by Agent or the Banks to Borrowers, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors’ rights and remedies now or hereafter enacted, Borrowers agree to pay to Agent and the Banks on demand an amount equal to the amount so required to be refunded, paid or turned over (the “Turnover Payment”), the obligations of Borrowers shall not be treated as having been discharged by the original payment to Agent or the Banks giving rise to the Turnover Payment, and this Agreement and the Notes and the other Loan Documents shall be treated as having remained in full force and effect for any such Turnover Payment so made by Agent and the Banks, as well as for any amounts not theretofore paid to Agent and the Banks on account of such obligations.”

(v)   By deleting §12.1(r) of the Loan Agreement in its entirety, and inserting in lieu thereof the following new §12.1(r):

“(r)          the Market Value of the common stock of MMPI shall at any time be less than $1.50 per share;”

(w)   By inserting new §12.1(y) into the Loan Agreement, as follows:

“(y)          if the South Alameda Transaction (as defined in the First Amendment to Loan Agreement and Amendment to Other Loan Documents dated July 10, 2008 is set aside for any reason and Borrowers have not, within ten (10) days thereafter either (i) made a payment to Lender for application to the outstanding principal balance of the Loans in the amount of $15,000,000 from a source other than the Collateral, or (ii) provided, or caused South Alameda to provide, to Lender additional Collateral satisfactory to Agent having a value of at least $15,000,000 and executed or caused South Alameda to execute such amendments to the Security Documents as Agent may reasonably require to reflect the pledge of such additional Collateral to Agent, together with such other documents, instruments and opinions of counsel as Agent may reasonably require.”

3. Base Rate Loans.  Notwithstanding anything to the contrary in the Loan Agreement or the other Loan Documents, all Loans shall be Base Rate Loans and bear interest at the Base Rate; it being acknowledged and agreed by Borrowers that in no event shall Borrowers be permitted to obtain or maintain any LIBOR Rate Loans from and after the date of this Amendment.

4. Application of Distributions.  Notwithstanding anything to the contrary in the Loan Agreement, the Cash Collateral Agreement or the other Loan Documents, Distributions (as defined in the Assignment of Interests) shall, at Agent’s option, be paid into the Interest Reserve established by §2.11 of the Loan Agreement, or be applied by Agent as a partial prepayment of the Loans in accordance with §3.5 of the Loan Agreement. Borrowers acknowledge and agree that nothing contained in this Amendment shall modify Borrowers’ obligations under the Loan Documents to promptly pay, or cause MMPI to promptly pay, Distributions into the Collateral Account (as defined in the Cash Collateral Agreement).

5. Modification and Extension Fee.  Borrowers, Richard Meruelo, KeyBank and Agent hereby acknowledge and agree Borrowers shall pay to Agent on behalf of the Banks a modification and extension fee in the amount of One Hundred Sixty Five Thousand and no/100 Dollars($165,000.00) (the “Modification and Extension Fee”). The Modification and Extension Fee shall be fully earned when paid and non-refundable under any circumstances.

6. Payment of Interest and Legal Fees.  Borrowers, Richard Meruelo, KeyBank and Agent hereby acknowledge and agree Borrowers shall pay to Agent on behalf of the Banks all accrued but unpaid interest due under the Note (including interest at the Default Rate) and the other Loan Documents (the “Unpaid Interest”), together with all legal fees and expenses accrued but unpaid by Borrowers under the Loan Agreement and the other Loan Documents (the “Legal Fees”). Such payments shall be due and payable by wire transfer of immediately available funds to a bank account designated by KeyBank on the date hereof.

7. References to Loan Agreement and Other Loan Documents.  All references in the Loan Documents to the Loan Agreement and other Loan Documents shall be deemed a reference to the Loan Agreement and such other Loan Documents as modified and amended herein.

8. Acknowledgment of Borrowers and Richard Meruelo.  Borrowers and Richard Meruelo hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrowers and Richard Meruelo, as applicable, enforceable against Borrowers and Richard Meruelo in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrowers’ or Richard Meruelo’s obligations under the Loan Documents.

9. Representations and Warranties.  Borrowers and Richard Meruelo represent and warrant to Agent and KeyBank as follows:

(a) Authorization.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrowers, (ii) have been duly authorized by all necessary proceedings on the part of the Borrowers, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or Richard Meruelo is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or Richard Meruelo, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the Governing Documents of, or any agreement or other instrument binding upon any such Person or any of its properties (including, without limitation, the Collateral), and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrowers or Richard Meruelo, other than the liens and encumbrances created by the Loan Documents.

(b) Enforceability.  The execution and delivery of this Amendment are valid and legally binding obligations of Borrowers and Richard Meruelo enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Approvals.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d) Reaffirmation.  Borrowers and Richard Meruelo reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrowers, Richard Meruelo and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

10. No Default.  By execution hereof, the Borrowers and Richard Meruelo certify that each of the Borrowers and Richard Meruelo is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default exists after giving effect to this Amendment.

11. Waiver of Claims. Borrowers and Richard Meruelo acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or KeyBank, or any past or present officers, agents or employees of Agent or KeyBank, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

12. Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Loan Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Agreement and the other Loan Documents as modified and amended herein.  Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrowers and Richard Meruelo under the Loan Documents.

13. Effective Date.  This Amendment shall be deemed effective and in full force and effect as of the date hereof upon satisfaction of each of the following conditions: (a) the execution and delivery of this Amendment by Borrowers, Richard Meruelo, Agent and KeyBank, (b) the delivery to Agent of the Unconditional Guaranty of Payment and Performance from South Alameda, in form and substance satisfactory to Agent, (c) the delivery to Agent of the Assignment of Interests by Homero Meruelo and Belinda Mereulo, in form and substances satisfactory to Agent, (d) the delivery to Agent of an Acknowledgement of the foregoing Assignment of Interests executed by South Alameda, in form and substance satisfactory to Agent, and (e) receipt by KeyBank of the Unpaid Interest, Legal Fees and the Modification and Extension Fee.

14. Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

15. Counterparts.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

16. MISCELLANEOUS.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWERS:

RICHARD MERUELO AS TRUSTEE OF THE RICHARD MERUELO LIVING TRUST U/D/T DATED SEPTEMBER 15, 1989

/s/ Richard Meruelo (SEAL)

Richard Meruelo as Trustee of the Richard Meruelo Living Trust U/D/T dated September 15, 1989

MERCO GROUP-ROOSEVELT BUILDING, LLC, a California limited liability company

By:  /s/ Richard Meruelo (SEAL)
Richard Meruelo as Trustee of the Richard Meruelo Living Trust U/D/T dated September 15, 1989, as Managing Member and Manager

RICHARD MERUELO:

/s/ Richard Meruelo (SEAL)
RICHARD MERUELO, a resident of the State of Florida

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BANKS:

KEYBANK NATIONAL ASSOCIATION
individually and as Agent

By:/s/ Jason R. Weaver

Name: Jason R. Weaver

Title:  Senior Vice President